UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: January 6, 2014
(Date of earliest event reported)

CMG HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Hudson Street, Suite 303
New York, New York 10013
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(Address of principal executive offices) (Zip Code)

(646) 688-6381
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

CMG Holdings, Inc. (“CMG” or “the company”) proudly announces today that for the first time in the history of the company, it is debt free.

CMG recently received a $500,000 payment from AudioEye, Inc. (“AudioEye” or “AEYE”). These acquired funds were the result of AEYE exercising its option to purchase AEYE shares owned by CMG. After CMG received these funds, the company was able to eliminate all of its toxic debt.

Prior to receiving the $500,000, CMG Holdings had previously received purchase payments of $75,000 and $85,000 on the option. After the $660,000 share purchase by AudioEye, CMG still maintains a stake in AEYE, owning a total of 2.36 million shares and the company plans to retain those shares moving forward. We see a lot of intrinsic value in Audio Eye and by retaining our stake in AudioEye, we add value to the bottom line of CMG and of course, to our shareholders.

Just six days into the new year, 2014 is already an historic year for CMG but looking ahead, we have raised the bar in our expectations for the company. We are set to achieve some very lofty goals in 2014 and hence, there will be many significant changes at CMG that will allow us to operate in a more efficient manner.

We are very proud of the accomplishments that have been achieved by XA, The Experiential Agency, Inc. (“XA”). The company sees not only the prospect to increase XA revenues but the opportunity to lower the cost per revenue dollar in 2014. XA is an extremely valuable asset of CMG and the appropriate amount of attention, resources and focus will be directed towards the advancement of XA.

We previously announced our market entrance into the sector of E-sports through our acquisition of Good Gaming, LLC (“Good Gaming”). Along with XA, Good Gaming’s operations will be a 2014 focal point as CMG moves forward with an eye towards scalable revenue generating opportunities that leverage internet and mobile technologies. XA Interactive, the digital marketing and social media division of XA, is ideally positioned to fuel the success of our Good Gaming initiative that will leverage the development expertise and patented mobile technology of our former and successfully incubated technology partner AudioEye. Progress within the first quarter of 2014 will include the launch and commercialization of our Good Gaming E-Sports initiative.

With the plans that we already have in place for the upcoming year, there should be a significant amount of news and updates. Not only are we looking forward to keeping our shareholders up to date on the company’s activities but we are also committed to improving the manner in which we disseminate news and provide updates. CMG is currently working on a new web page, which should be completed in the near future, and look for us to be very active on social media.

Lastly, the management at CMG Holdings, Inc., would like to thank everybody who had a part in making 2013 a banner year, and that includes our loyal shareholders. Our goal will continue to be maximizing shareholder value by acquiring and managing assets that will bring significant revenues to CMG in 2014 and for years to come.

The foregoing contains forward-looking statements about the company's estimated revenue. These statements involve risks and uncertainties. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of CMG and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CMG HOLDINGS, INC.

Date: January 6, 2014	/s/ JEFFREY DEVLIN
Name: Jeffrey Devlin
Its: Director